                                  EXHIBIT 10.32

                AMENDMENT I TO STRATEGIC ALLIANCE AGREEMENT NO. 1

      This Amendment I (the "Amendment") to the Strategic Alliance Agreement No. 1 (the "Agreement") dated as of April 28, 1998, by and between PageMart Wireless, Inc. and BellSouth Cellular Corporation ("BellSouth") is executed as of the 4th day of May, 1999 (the "Effective Date"). Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

      WHEREAS, the parties would now like to set forth the terms by which BellSouth may purchase Equipment from PageMart; and

      WHEREAS, the parties mutually desire to modify the Agreement to more accurately reflect the current relationship between the parties; and

      NOW THEREFORE, in consideration of the mutual promises contained herein, and such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1. EQUIPMENT PURCHASE. PageMart hereby agrees to sell to BellSouth and BellSouth agrees to purchase Equipment in accordance with the terms and conditions of the Agreement, as amended hereby. The terms of the Agreement, as amended hereby, supercede any conflicting terms and conditions contained on printed forms submitted as, or with purchase orders, sales acknowledgements or invoices. In addition, terms or conditions presented by either party which are not included in the Agreement as amended shall not be binding on the parties, unless both parties agree to such terms and/or conditions in writing.

2. DELIVERY, TITLE AND RISK OF LOSS. PageMart will pack the Equipment for shipment and storage to meet commercial standards. Terms of delivery will be F.O.B. PageMart's facility in Garland, Texas. BellSouth will bear the risk for lost, damaged or stolen Equipment after the Equipment has been delivered into the custody of a shipper. BellSouth will be responsible for all transportation charges, insurance expenses, and other charges relating to the Equipment, unless otherwise specified on Exhibit 1.2 of the Agreement.

      PageMart will use best efforts to meet the delivery dates specified herein, subject to availability of Equipment. PageMart will promptly notify BellSouth when any delivery will be delayed. PageMart will not be liable to BellSouth for any expenses or damages because of any delay in delivery, unless such delay is due to the gross negligence or willful misconduct of PageMart.

3. PAYMENT. BellSouth agrees to pay to PageMart the Equipment charges (the "Fees") set forth in Exhibit 1.3 of the Agreement, in accordance with the terms specified in Section 4 of this Amendment.

4. INVOICES AND BILLING. BellSouth's payment is due in full, without discount or offset, within thirty days after BellSouth's receipt of an invoice (the "Payment Period"). Any balance not paid within the Payment Period will bear interest from the invoice date until paid at the lesser of (i) 1-1/2% per month or (ii) the maximum rate permitted by law. BellSouth waives any right to dispute any charge unless BellSouth notifies PageMart of the dispute within 60 days after the invoice date. PageMart may at any time require that all payments be made via certified or other guaranteed funds.

5. FORECAST COMMITMENT. BellSouth shall provide PageMart with a six month (the "Forecast Period") written forecast (the "Forecast") stating the number of Equipment units BellSouth anticipates it will purchase during the Forecast Period. The first three months set forth in the Forecast (the "Commitment Period") will represent a firm commitment by BellSouth to purchase the number of Equipment units forecasted in the Commitment Period. BellSouth will be required to pay for all remaining Equipment set forth in the Forecast, unless BellSouth provides PageMart with prior written notice of cancellation at least thirty (30) days before scheduled delivery of the Equipment. PageMart will ship Equipment within fourteen (14) days after PageMart's receipt of delivery from the manufacturer and will promptly invoice BellSouth for the shipped Equipment.

6. EQUIPMENT TERMS. PageMart will repair or replace, at no cost to BellSouth, any new Equipment purchased from PageMart that malfunctions (for reasons other than abuse or damage by BellSouth, including water damage) in the first ninety
(90) days after the date of purchase (the "Return Period"). BellSouth must notify PageMart of the malfunction within the Return Period and promptly deliver the Equipment to PageMart's Garland, Texas facility in accordance with PageMart's instructions.

7. GUARANTEED DELIVERY. The terms "guaranteed/assured delivery" and "guaranteed/assured messaging" (or any terms with similar meaning) apply only to advanced messaging services identified by Pagemart as Services that are guaranteed or assured in any way. Such terms mean that, for a message received into PageMart's advanced messaging network gateways and addressed to BellSouth's Customer's unit of Equipment, the network will transmit the message once. If the unit and the network are not then communicating, the network will store the message for up to 96 hours from the time the message is received into the network (the "Storage Period"). At any time that the unit and network are communicating during the Storage Period, the network will, retransmit the message until the unit acknowledges receipt of the correct and complete message. PageMart's use of the terms "guaranteed/assured delivery" or "guaranteed/assured messaging" does not constitute a representation or warranty regarding such Services.

8. DISCLAIMER OF WARRANTIES. BELLSOUTH ACKNOWLEDGES THAT (I) PAGEMART IS NOT THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, AND (II) PAGEMART HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE EQUIPMENT NOT

CONTAINED HEREIN. PAGEMART SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF LATENT OR PATENT EQUIPMENT DEFECTS.

9. In the event that the terms set forth in the Strategic Alliance Agreement conflict with the terms set forth herein, the terms of this Amendment I shall govern.

10. ENTIRE AGREEMENT. The Strategic Alliance Agreement No. 1, as amended hereby, together with all exhibits and schedules thereto, shall embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the Agreement, as amended, and may not be contradicted or varied by evidence of the prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements between the parties hereto.

11. RATIFICATION. Except as expressly modified and superseded by this Amendment I, the terms and provisions of the Strategic Alliance Agreement No. 1 are ratified and confirmed in their entirety and are applicable to all the terms set forth herein.


      IN WITNESS WHEREOF, BellSouth Cellular Corporation and PageMart Wireless, Inc. have caused this Amendment No. 1 to be signed and delivered by their duly authorized officers, as of the date first above written.

PAGEMART WIRELESS, INC.                     BELLSOUTH CELLULAR CORP.

By: /s/ W. Wayne Stargardt                  By: /s/ Karen K. Bennett
    -----------------------------------         --------------------------------

Name: W. Wayne Stargardt                    Name: Karen K. Bennett
      ---------------------------------           ------------------------------

Title: Vice President, Carrier Services     Title: V.P. Sales
       --------------------------------            -----------------------------